Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Cassandra Dump

(619) 971-1887

cassy@pascalecommunications.com

Investor Contact:

Sheree Aronson

VP, Investor Relations

(949) 367-9600 ext 371

saronson@glaukos.com

JOSEPH GILLIAM TO JOIN GLAUKOS CORPORATION AS CHIEF FINANCIAL OFFICER AND SENIOR VICE PRESIDENT OF CORPORATE DEVELOPMENT

Former J.P. Morgan Healthcare Investment Banking Veteran to Join Glaukos in May,
Replacing the Company’s Retiring CFO, Richard Harrison

San Clemente, CA — February 6, 2017 — Glaukos  Corporation (NYSE: GKOS), an ophthalmic medical technology company focused on the development and commercialization of breakthrough products and procedures designed to transform the treatment of glaucoma, today announced that Joseph E. Gilliam will join the company as Chief Financial Officer and Senior Vice President, Corporate Development in May 2017.  Mr. Gilliam will replace the company’s current Chief Financial Officer Richard Harrison, who is retiring later in 2017.

Mr. Gilliam joins Glaukos from J.P. Morgan, where he was Managing Director in the Healthcare Investment Banking Group and focused on the life sciences industry, including the medical technology, diagnostics and biotechnology sectors.  Since 2000, Mr. Gilliam has held various positions of increasing responsibility at J.P. Morgan, Chase Manhattan and The Beacon Group, prior to these firms being combined in 2001.  Mr. Gilliam began his career in the audit services division of PricewaterhouseCoopers in 1998.  He holds a bachelor’s degree in accounting from the Kelly School of Business at Indiana University, Bloomington.

Over the course of his nearly 20-year career, Mr. Gilliam has gained broad experience across capital markets, strategic advisory and other banking services.  He also has significant experience in ophthalmology, having executed numerous medical device and biotechnology transactions, including leading the Glaukos initial public offering (IPO) for J.P. Morgan in June 2015.

“Joe brings an extensive range of healthcare experience, financial acumen and market perspective to our organization and we believe his contributions will be invaluable to Glaukos as we continue to expand our business and implement our growth strategies,” said Thomas Burns, Glaukos President and Chief Executive Officer.  “In addition, we are extremely grateful to Rich for his many contributions and years of dedicated leadership at Glaukos, as well as his willingness to postpone retirement for several more months to assist in a smooth and orderly transition of his responsibilities.”

Mr. Harrison, who has been the company’s Chief Financial Officer since January 2008, will remain with Glaukos in a transitional advisory role to Mr. Gilliam.  Mr. Harrison notified the company in July 2016 of his plan to retire in 2017 in order to dedicate more time to family and personal interests.

“Joining Glaukos represents an extraordinary opportunity for me to be part of a dynamic and pioneering company that is deploying truly disruptive technologies that benefit practitioners, patients and the healthcare system,” said Mr. Gilliam.  “Moreover, having worked closely with Glaukos in recent years, I have gained tremendous respect for the organization and am honored to join such a talented, committed and cohesive senior leadership team.”

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology company focused on the development and commercialization of breakthrough products and procedures designed to transform the treatment of glaucoma, one of the world’s leading causes of blindness.  The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm.  Glaukos launched the iStent®, its first MIGS device, in the United States in July 2012 and is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale injectable therapies designed to address the complete range of glaucoma disease states and progression.  The company believes the iStent, measuring 1.0 mm long and 0.33 mm wide, is the smallest medical device ever approved by the FDA.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release.  These potential risks and uncertainties include, without limitations, our ability to continue to pioneer the worldwide development and expansion of MIGs and products for the treatment of glaucoma.  These risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission. Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov.  In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com.  All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.  You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof.  We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

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